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                                                                   EXHIBIT 99(e)


                        KEYCORP STUDENT LOAN TRUST 2002-A

                              OFFICER'S CERTIFICATE


J P Morgan Chase Bank                       AMBAC Financial Group
4 New York Plaza, 6th Floor                 One State Street Plaza
New York, NY 10004                          New York, NY 10004
ATTN:  ABS Administration                   ATTN: Surveillance; CAB Securities
Phone: (212) 623-5437                       Phone (212) 208-3177
Fax:   (212) 623-5933                       Fax:  (212) 363-1459

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: Key Education Resources,
Student Loan Trust 2002A
Phone: (216) 828-9342
Fax:   (216) 828-9301


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2002-A, as Issuer, and JP Morgan Chase Bank, as Indenture Trustee, dated September 1, 2002, the undersigned hereby certifies that (i) a review of the activities of the Issuer from the inception of the Trust through December 31, 2002, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.


                                         KEYCORP STUDENT LOAN TRUST 2002-A,
                                         as Issuer
                                         By:    Bank One, National Association
                                                as Eligible Lender Trustee


                                         By:    /S/ JEFFREY L. KINNEY
                                            ----------------------------------
Date: March 14, 2003                     Name:  Jeffrey L. Kinney
                                         Title: Vice President